Exhibit 10.2

Administrative Services Agreement
Amendment No. 1

This Amendment dated April 30, 2010 to the Administrative Services Agreement (the “Agreement”) originally dated March 1, 2010 by and between B Green Innovations, Inc., a New Jersey corporation (“B Green”) and iVoice, Inc.., a New Jersey corporation (the “Company”).

WHEREAS, the parties have agreed to amend this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the parties hereto agree as follows:

1.	The Term as defined in Section 2.1 of this Agreement shall be amended to commence on January 1, 2010.

2.	Section 3 of the Agreement shall be deleted and amended with the following language:

“In consideration for the Services, the Company shall pay B Green a monthly fee of Five Thousand Dollars ($5,000) per month.  The Fees shall accrue and be evidenced by a Convertible Promissory Note dated April 30, 2010 signed by the Company in favor of B Green in the form as attached hereto.”

3.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of date written below:

B Green Innovations, Inc.                                                                           iVoice, Inc..

By:___________________                                                                       By:___________________
 Jerome Mahoney                                                                                   Jerome Mahoney
 President and                                                                                     President and
 Chief Executive Officer                                                                         Chief Executive Officer